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                                                                    EXHIBIT 23.2

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

  We consent to the inclusion herein of our report dated April 2, 1999, with respect to the balance sheet of Prio, Inc. (a development stage enterprise) as of December 31, 1998, and the related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in this registration statement on Form S-1 of InfoSpace, Inc. We also consent to the reference to our firm under the heading "Experts".

                                          /s/ KPMG LLP

Mountain View, California

August 30, 2000